Press Release	Exhibit 99(i)
From
J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2022

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2022.

Revenues from Operations for the three months ended January 31, 2022 amounted to $5,328,349 compared to revenues of $5,046,867 in the comparable 2021 three-month period, while Revenues from Operations for the six months ended January 31, 2022 amounted to $10,407,896 compared to revenues of $9,881,861 in the comparable 2021 six-month period.

Net loss from Operations for the three months ended January 31, 2022 was ($195,830), or ($.10) per share, compared to net loss from Operations of ($54,107), or ($.02) per share, in the comparable 2021 three-month period.

Net loss from Operations for the six months ended January 31, 2022 was ($586,580), or ($.29) per share, compared to net loss from Operations of ($469,531), or ($.23) per share, in the comparable 2021 six-month period.

*    *    *

Dated: March 9, 2022